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                                                                   Exhibit 10.18


                   FIRST AMENDMENT TO NIPSCO INDUSTRIES, INC.

                 NONEMPLOYEE DIRECTOR RESTRICTED STOCK UNIT PLAN

     WHEREAS, NiSource Inc. (formerly NIPSCO Industries, Inc.) (the "Corporation") adopted the NIPSCO Industries, Inc. Nonemployee Director Restricted Stock Unit Plan, effective January 1, 1999 (the "Plan"); and

     WHEREAS, pursuant to Section 14 of the Plan, the Nominating and Compensation Committee of the Board of Directors of the Corporation deems it to be in the Corporation's best interest to amend the Plan as described below;

     NOW, THEREFORE, the Plan is hereby amended, effective April 1, 1999, as follows:

     1. The Plan is renamed the NiSource Inc. Nonemployee Director Restricted Stock Unit Plan;

     2. The first sentence of Section 6, paragraph (b) is amended to read as follows:

               Notwithstanding the provisions of paragraph (a) next above, all Restricted Stock Units granted to a Nonemployee Director shall become fully matured upon the Nonemployee Director's termination of service on the Board due to death, disability, retirement from service on the Board after attaining the age of seventy (70) years, or a Change in Control of the Corporation.

     3. Paragraph 9 is deleted in its entirety and replaced with the following:

               If the Nonemployee Director's service on the Board is terminated for any reason other than death, disability, retirement from service on the Board after attaining the age of seventy (70) years, or a Change in Control of the Corporation, then each Nonemployee Director's rights with respect to Restricted Stock Units which have not matured on or prior to the date of the occurrence of such event will terminate and be forfeited and neither the Nonemployee Director nor his heirs, personal representatives, successors or assigns shall have any future rights with respect to any such Restricted Stock Units.

     This First Amendment to the Plan has been executed by a duly authorized officer of the Corporation.



                                    By: /s/ Mark D. Wyckoff
                                       -----------------------------
                                       Mark D. Wyckoff
                                       Vice President, Human Resources